[Eckert Seamans Cherin & Mellott, LLC Letterhead]

June 24, 2005

Advanced Communications Technologies, Inc.
420 Lexington Avenue
New York, New York 10170

Ladies and Gentlemen:

We have acted as counsel to Advanced Communications Technologies, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") relating to an offering of an aggregate of 700,000,000 shares of the Company's common stock, no par value (the "Shares"), 500,000,000 of which may be issued as "restricted stock" under the Company's 2005 Stock Plan (the "Plan") and 200,000,000 of which may be issued upon the exercise of incentive stock options and nonqualified stock options granted under the Plan.

We are familiar with the Registration Statement and the Plan. We have reviewed the Company's Articles of Incorporation and Bylaws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and have examined such matters of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuineness of all signatures appearing on such documents, the genuineness and authenticity of all original documents and the conformity to authentic original documents of all copies.

On the basis of the foregoing, we are of the opinion that the Shares, when issued by the Company to eligible participants in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

We are members of the bar of the Commonwealth of Pennsylvania and our opinion herein is limited to the laws of such Commonwealth and the federal laws of the United States of America, to the extent applicable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ ECKERT SEAMANS CHERIN & MELLOTT, LLC

Eckert Seamans Cherin & Mellott, LLC

AK/BLM/bk